UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2008

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On July 2, 2008, ORBCOMM Inc. (the “Company”) and OHB System, AG (“OHB”), an affiliate of OHB Technology A.G., entered into a Memorandum of Agreement (the “Agreement”), to provide certain modifications to the ORBCOMM Concept Demonstration Satellite Bus, Integration Test and Launch Services Procurement Agreement B10LG1197, dated as of March 10, 2005 (the “Procurement Agreement”), and Amendment Number 1, dated as of June 5, 2006 (the “Amendment”), of the Procurement Agreement.

        Pursuant to the Procurement Agreement, OHB agreed to provide the Company with the U.S. Coast Guard concept demonstration satellite (“CDS”) design, bus module and payload module structure manufacture, payload and bus module integration, assembled satellite environmental tests, launch services and on-orbit testing of the bus module.

        Pursuant to the Amendment, OHB agreed to design, develop and manufacture six additional satellite buses for the Company’s Quick Launch satellite program, integrate the buses with the payloads to be provided by Orbital Sciences Corporation, and launch six integrated satellites (each, a “Quick Launch Satellite”). In connection with the successful launch on June 19, 2008 of the CDS and five of the Quick Launch Satellites, the Company and OHB entered into the Agreement to amend and supplement certain provisions of the Procurement Agreement and the Amendment, with respect to, among other things, the launch of the CDS and five Quick Launch Satellites and the bus manufacture, integration, storage and ground delivery of the sixth Quick Launch Satellite, payments for certain additional work, certain time and material charges, liquidated damages and on-time delivery incentives, change of inclination of the CDS and Quick Launch Satellites, milestone payments and a launch option for the sixth Quick Launch Satellite.

        Pursuant to the Agreement, OHB agreed to complete and launch the CDS and five Quick Launch Satellites prior to June 30, 2008 at no additional charge to the Company above the milestone payments set forth in the Amendment. OHB also agreed not to charge the Company for any time, material or other additional costs except as set forth in the Agreement and attached exhibit. The parties agreed that OHB will provide the bus manufacture, integration services and ground delivery for the sixth Quick Launch Satellite and will store and insure the satellite at OHB’s cost for a specified time period.

        In satisfaction of all outstanding time and material charges by OHB in connection with the CDS and Quick Launch Satellites up to the date of the Agreement, the Company will pay OHB $450,000. The Company and OHB also agreed to waive any applicable on-time delivery incentive payments under the Amendment and to waive any applicable liquidated delay damages under the Amendment, except for any liquidated delay damages with respect to delayed delivery of the sixth Quick Launch Satellite.

        In connection with the revised delivery schedule of the sixth Quick Launch Satellite, the parties also agreed to a revised schedule of milestones and related payments with no modification to the aggregate contract price under the Amendment, including certain launch support and in-orbit testing services for the sixth Quick Launch Satellite.

        Under the Agreement, OHB will use its reasonable best efforts to secure and offer to the Company by December 31, 2008 a plan for the launch of the sixth Quick Launch Satellite that was not included in the recent launch. If the Company in its sole discretion accepts OHB’s launch plan, then upon the successful launch and deployment of the sixth Quick Launch Satellite the Company will pay to OHB $1.25 million as payment in full for such launch services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By:	/s/ Christian Le Brun

	Name: Title:	Christian Le Brun Executive Vice President, General Counsel and Secretary

Date:  July  3, 2008

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